Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BNP PARIBAS SECURITIES CORP.                13-3235334       90,021,018
WELLS FARGO BANK                            41-0449260       73,492,505
DEUTSCHE BANK SECURITIES, INC.              13-2730328       65,187,680
BARCLAYS CAPITAL INC.                       05-0346412       40,793,746
TORONTO DOMINION BANK                       13-5640479       38,724,917
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       24,019,879
JPMORGAN CHASE & CO.                        13-3224016        8,631,479
STATE STREET CORP.                          04-1867445        5,248,534
BANK OF AMERICA SECURITIES LLC              56-2058405        5,281,765
MORGAN STANLEY CO INCORPORATED              13-2665598        4,438,914






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BNP PARIBAS SECURITIES CORP.                13-3235334          545,905
WELLS FARGO BANK                            41-0449260        1,123,188
DEUTSCHE BANK SECURITIES, INC.              13-2730328        5,107,567
BARCLAYS CAPITAL INC.                       05-0346412        2,870,846
TORONTO DOMINION BANK                       13-5640479                0
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        7,603,891
JPMORGAN CHASE & CO.                        13-3224016        6,968,000
STATE STREET CORP.                          04-1867445        4,140,845
BANK OF AMERICA SECURITIES LLC              56-2058405        2,415,337
MORGAN STANLEY CO INCORPORATED              13-2665598        2,843,676




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    372,517,573 D. Total Sales: 42,470,461

                               SCREEN NUMBER : 12